Media Contact:

Shannon Pleasant

Intersil Corporation

(512) 382-8444

spleasant@intersil.com

Intersil Corporation Reports Third Quarter Results

Milpitas, Calif. Oct. 28, 2015 – Intersil Corporation (NASDAQ:ISIL), a leading provider of innovative power management and precision analog solutions, today announced financial results for the third quarter of 2015. Revenue of $128.4 million was down 3.1% sequentially. Strong gross margin and lower operating expenses resulted in solid operating margin for the ninth consecutive quarter. The company reported GAAP earnings per share of $0.13 and non-GAAP earnings per share of $0.15.

Company Highlights

•	Gross margin exceeded expectations at 59.2% on a GAAP basis and 59.5% on a non-GAAP basis.
•	The company again reported solid profitability, with GAAP and non-GAAP operating margin increasing sequentially to 13.6% and 20.9% respectively.
•	Cash and cash equivalents increased to $229 million.

Quarterly Results
Revenue for the third quarter declined as anticipated driven by lower demand across several of the company’s end markets. Industrial and Infrastructure (I&I) revenue was down about 4% sequentially due to a greater than 10% decline in the industrial analog products. Automotive remained strong and infrastructure power was flat sequentially. Computing and Consumer (C&C) revenue was down 1% sequentially, with declines in consumer being driven in part by active channel inventory management. This was offset by stronger computing revenue due to new product cycles. The breakdown by end market for the quarter was as follows:

	Q3 2015		Q2 2015		Q3 2014
End Market Revenue	$M	%	$M	%	$M	%
Industrial & Infrastructure	84.2	66%	87.9	66%	91.1	63%
Consumer & Computing	44.2	34%	44.5	34%	52.5	37%
Total Revenue	$ 128.4		$ 132.4		$ 143.6

Table 1. Intersil End Market Mix

Table 1. Intersil End Market Mix

“Many of our end markets remain sluggish, but we are pleased with the company’s strong financial performance and regular cadence of new product introductions,” said Necip Sayiner, president and CEO of Intersil. “We are seeing some signs of stability in demand and new design cycles are beginning to become more prominent in our revenue profile.”

GAAP gross margin for the quarter was 59.2%, an increase of 80 basis points from the third quarter of 2014. Total GAAP operating expenses declined to $58.6 million. R&D expense was $31.3 million and SG&A expense was $23.5 million. GAAP operating income increased to $17.5 million or 13.6% of revenue. Q3 GAAP net income was $17.0 million and fully diluted GAAP earnings per share were $0.13.

The following non-GAAP results exclude amortization of purchased intangibles, equity-based compensation expense, gain on recovery of auction rate securities and related tax effects. Third quarter non-GAAP gross margin was up 90 basis points from the same quarter last year at 59.5%. Gross margin was better than expected due primarily to a higher mix of I&I products. Non-GAAP operating expenses declined to $49.5 million as the company continued to closely manage spending. Q3 non-GAAP operating income was $26.8 million resulting in an increase in non-GAAP operating margin to 20.9%.  Fully diluted Q3 earnings per share on a non-GAAP basis were $0.15.

For a complete reconciliation of GAAP and non-GAAP results, please see the “Non-GAAP Results” tables included at the end of this release.

Cash and cash equivalents increased again to $229 million at the end of the third quarter. Intersil’s board of directors authorized payment of a quarterly dividend of $0.12 per share of common stock. The payment of this dividend will be made on or about November 27, 2015, to shareholders of record as of the close of business on November 17, 2015.

Fourth Quarter 2015 Outlook

The following forward looking guidance is for the fourth quarter ending January 1, 2016, based on current business trends and conditions:

	GAAP	Non-GAAP
Revenue	$123 - $131 million
Gross margin	Down 150-200 bps
Operating expenses	Approximately flat
Earnings per share	$0.06 to $0.09	$0.12 to $0.15

Table 2. Intersil Q4 2015 Outlook

Earnings Call Webcast

Intersil will be hosting a webcast to discuss the quarterly results and outlook today at 1:30 p.m. Pacific Time. To access the webcast, please visit the investor relations page of the company’s website at ir.intersil.com. Participants can also dial (866) 700-5192 or +1 (617) 213-8833 and enter the pass code 48190053. A replay of the webcast will be available for two weeks following the conference call on the company website, or may be accessed by dialing (888) 286-8010, international dial +1 (617) 801-6888, using the pass code 98625303.

About Intersil

Intersil Corporation is a leading provider of innovative power management and precision analog solutions. The company's products form the building blocks of increasingly intelligent, mobile and power hungry electronics, enabling advances in power management to improve efficiency and extend battery life. With a deep portfolio of intellectual property and a rich history of design and process innovation, Intersil is the trusted partner to leading companies in some of the world’s largest markets, including industrial and infrastructure, mobile computing, automotive and aerospace. For more information about Intersil, visit our website at www.intersil.com.

FORWARD-LOOKING STATEMENTS
Intersil Corporation press releases and other related comments may contain forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, in connection with the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon Intersil’s management's current expectations, estimates, beliefs, assumptions and projections about Intersil's business and industry. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” “goals,” “targets” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. Important factors that may affect our business, future operating results and financial condition include: any faltering in global economic conditions, the highly cyclical nature of the semiconductor industry, intense competition in the semiconductor industry, unsuccessful product development or failure to obtain market acceptance of our products, downturns in the computing market, failure to make or deliver products in a timely manner, unavailability of raw materials, services, supplies or manufacturing capacity, delays in production or in implementing new production techniques, product defects or unreliability of products, adverse results in litigation matters, and other risk factors described in Intersil's Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Intersil filings with the U.S. Securities and Exchange Commission (which you may obtain for free at the SEC's web site at http://www.sec.gov). These forward-looking statements are made only as of the date of this communication and Intersil undertakes no obligation to update or revise these forward-looking statements. Intersil does not adopt and is not responsible for any forward-looking statements and projections made by others in this press release.

Non-GAAP Reporting

To supplement its consolidated financial results presented in accordance with GAAP, Intersil uses non-GAAP financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude certain items, as described in detail below. Management believes that these non-GAAP financial measures reflect an additional and useful way of viewing aspects of the Company’s operations that, when viewed in conjunction with Intersil’s GAAP results, provide a more comprehensive understanding of the various factors and trends affecting the Company’s business and operations. It should also be noted that Intersil’s non-GAAP information may be different from the non-GAAP information provided by other companies. Non-GAAP financial measures used by Intersil include:

•Gross profit;

•Operating expenses;

•Provision (benefit) for income taxes;

•Operating income (loss);

•Net income (loss);

•Diluted earnings (loss) per share; and

•Weighted average shares outstanding – diluted.

The Company presents non-GAAP financial measures because the investor community uses non-GAAP results in its analysis and comparison of historical results and projections of the Company's future operating results. These non-GAAP results exclude acquisition related expense, restructuring and related costs, equity-based compensation expense, and certain other expenses and benefits. Management uses these non-GAAP measures to manage and assess the profitability of the business. These non-GAAP results are also consistent with the way management internally analyzes Intersil’s financial results.

There are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures. The non-GAAP financial measures supplement, and should be viewed in conjunction with, GAAP financial measures. Investors should review the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the accompanying press release.

As presented in the “Non-GAAP Results” tables in the accompanying press release, each of the non-GAAP financial measures excludes one or more of the following items:

Acquisition related.  Acquisition-related charges are not factored into management’s evaluation of potential acquisitions or Intersil’s performance after completion of acquisitions, because they are not related to the Company’s core operating performance. Adjustments of these items provide investors with a basis to compare Intersil’s performance to other companies without the variability caused by purchase accounting. Acquisition-related expenses primarily include:

•	Amortization of purchased intangibles, which include purchased intangibles such as purchased technology, patents, customer relationships, trademarks, backlog and non-compete agreements.

Restructuring and related costs. Restructuring charges primarily relate to changes in Intersil’s infrastructure in efforts to reduce costs and rebalance its workforce. Restructuring charges (gains) are excluded from non-GAAP financial measures because they are not considered core operating activities. Although Intersil has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges (gains) from Intersil’s non-GAAP financial measures as it enhances the ability of investors to compare the Company’s period-over-period operating results from continuing operations. Restructuring-related charges (gains) primarily include:

•	Severance and retention costs directly related to a restructuring action.
•	Facility closure costs consist of ongoing costs associated with the exit of our leased and owned facilities.
•	Other write-offs such as intangibles related to a restructuring action.

Other adjustments. These items are excluded from non-GAAP financial measures because they are not related to the core operating activities and on-going future operating performance of Intersil. Excluding this data allows investors to better compare Intersil’s period-over-period performance without such expense, which Intersil believes may be useful to the investor community. Other adjustments primarily include:

•	Equity-based compensation expense.
•	Legal or governmental judgments, awards, fines or penalties.
•	Income from IP agreement.
•	Write-offs (recoveries) related to Auction Rate Securities.
•	Tax effects of non-GAAP adjustments.
•

Diluted weighted average shares non-GAAP adjustment, for purposes of calculating non-GAAP diluted earnings per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of equity-based compensation expense attributable to future services not yet recognized in the financial statements that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

Comparability. The above criteria has been consistently applied when calculating the non-GAAP financial measures for all periods presented in this press release and accompanying tables.

Intersil Corporation
Condensed Consolidated Statements of Operations
Unaudited
(In thousands, except percentages and per share amounts)

	Quarter Ended
	Oct. 2,	Jul. 3,	Oct. 3,
	2015	2015	2014
	Q3 2015	Q2 2015	Q3 2014

Revenue	$ 128,396	$ 132,441	$ 143,612
Cost of revenue	52,338	53,948	59,763
Gross profit	76,058	78,493	83,849
Gross margin %	59.2%	59.3%	58.4%
Expenses:
Research and development	31,252	33,098	31,194
Selling, general and administrative	23,532	25,194	25,243
Amortization of purchased intangibles	3,777	4,026	5,561
Total expenses	58,561	62,318	61,998
Operating income	17,497	16,175	21,851
Interest expense and other	(75)	(503)	(554)
Loss on investments, net	(140)	(71)	(148)
Income before income taxes	17,282	15,601	21,149
Income tax (benefit) expense	298	(22,123)	7,262
Net income	$ 16,984	$ 37,724	$ 13,887

Earnings per share:
Basic	$ 0.13	$ 0.29	$ 0.11
Diluted	$ 0.13	$ 0.28	$ 0.10

Weighted average shares outstanding:
Basic	132,133	131,916	129,620
Diluted	132,445	132,823	132,626

Intersil Corporation
Condensed Consolidated Balance Sheets
Unaudited
(in thousands)

	Oct. 2,	Jul. 3,	Oct. 3,
	2015	2015	2014
Assets
Current assets:
Cash and cash equivalents	$ 228,898	$ 224,962	$ 210,582
Trade receivables, net	51,158	55,972	58,680
Inventories	68,967	71,816	67,651
Prepaid expenses and other current assets	7,647	6,563	9,945
Income taxes receivable	1,030	1,073	1,450
Deferred income tax assets	20,977	20,724	14,337
Total current assets	378,677	381,110	362,645
Non-current assets:
Property, plant and equipment, net	72,227	74,224	73,755
Purchased intangibles, net	36,768	24,813	39,959
Goodwill	571,770	565,424	565,424
Deferred income tax assets	39,916	44,493	53,455
Other non-current assets	32,289	33,574	71,720
Total non-current assets	752,970	742,528	804,313
Total assets	$ 1,131,647	$ 1,123,638	$ 1,166,958

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$ 24,011	$ 23,419	$ 26,809
Deferred income	14,632	15,992	10,821
Income taxes payable	1,689	1,761	6,105
Provision for TAOS litigation	78,014	79,017	-
Other accrued expenses	52,844	53,068	66,151
Total current liabilities	171,190	173,257	109,886
Non-current liabilities:
Income taxes payable	3,199	2,944	72,887
Other non-current liabilities	13,947	12,244	8,991
Total non-current liabilities	17,146	15,188	81,878
Total shareholders' equity	943,311	935,193	975,194
Total liabilities and shareholders' equity	$ 1,131,647	$ 1,123,638	$ 1,166,958

Intersil Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited
(In thousands)

	Quarter Ended
	Oct. 2,	Jul. 3,	Oct. 3,
	2015	2015	2014
	Q3 2015	Q2 2015	Q3 2014
Operating activities:
Net income	$ 16,984	$ 37,724	$ 13,887
Depreciation	3,635	3,607	4,898
Amortization of purchased intangibles	3,777	4,026	5,561
Equity-based compensation	5,565	6,689	4,385
Deferred income taxes	1,412	(5,823)	2,985
Other	(771)	(64)	(195)
Net changes in operating assets and liabilities	4,193	(21,933)	(7,505)
Net cash flows provided by operating activities	34,795	24,226	24,016

Investing activities:
Cash paid for acquisition, net of cash acquired	(15,948)	-	-
Proceeds from investments	460	-	192
Net capital expenditures	(1,764)	(4,997)	(3,150)
Net cash flows used in investing activities	(17,252)	(4,997)	(2,958)

Financing activities:
Proceeds from equity-based awards, net	2,587	1,851	5,700
Dividends paid	(15,959)	(17,196)	(15,634)
Net cash flows used in financing activities	(13,372)	(15,345)	(9,934)

Effect of exchange rates on cash and cash equivalents	(235)	178	(1,783)

Net change in cash and cash equivalents	3,936	4,062	9,341

Cash and cash equivalents as of the beginning of the period	224,962	220,900	201,241

Cash and cash equivalents as of the end of the period	$ 228,898	$ 224,962	$ 210,582

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except percentages)

	Quarter Ended
	Oct. 2,	Jul. 3,	Oct. 3,
	2015	2015	2014
	Q3 2015	Q2 2015	Q3 2014
Non-GAAP gross profit:
GAAP gross profit	$ 76,058	$ 78,493	$ 83,849
Equity-based compensation COS	304	436	294
Non-GAAP gross profit	$ 76,362	$ 78,929	$ 84,143

Non-GAAP gross margin:
GAAP gross margin	59.2%	59.3%	58.4%
Equity-based compensation COS	0.3%	0.3%	0.2%
Non-GAAP gross margin	59.5%	59.6%	58.6%

Non-GAAP R&D expenses:
GAAP R&D expenses	$ 31,252	$ 33,098	$ 31,194
Equity-based compensation	(2,390)	(2,658)	(1,967)
Non-GAAP R&D expenses:	$ 28,862	$ 30,440	$ 29,227

Non-GAAP SG&A expenses:
GAAP SG&A expenses	$ 23,532	$ 25,194	$ 25,243
Equity-based compensation	(2,871)	(3,595)	(2,124)
Non-GAAP SG&A expenses:	$ 20,661	$ 21,599	$ 23,119

Non-GAAP operating expenses:
GAAP operating expenses	$ 58,561	$ 62,318	$ 61,998
Equity-based compensation (excl. COS)	(5,261)	(6,253)	(4,091)
Amortization of purchased intangibles	(3,777)	(4,026)	(5,561)
Non-GAAP operating expenses	$ 49,523	$ 52,039	$ 52,346

Non-GAAP operating income:
GAAP operating income	$ 17,497	$ 16,175	$ 21,851
Equity-based compensation	5,565	6,689	4,385
Amortization of purchased intangibles	3,777	4,026	5,561
Non-GAAP operating income	$ 26,839	$ 26,890	$ 31,797
Non-GAAP operating margin:
GAAP operating margin	13.6%	12.2%	15.2%
Excluded items as a percent of revenue	7.3%	8.1%	6.9%
Non-GAAP operating margin	20.9%	20.3%	22.1%

Intersil Corporation
Non-GAAP Results
Unaudited
(In thousands, except per share amounts)

	Quarter Ended
	Oct. 2,	Jul. 3,	Oct. 3,
	2015	2015	2014
	Q3 2015	Q2 2015	Q3 2014

Non-GAAP net income:
GAAP net income	$ 16,984	$ 37,724	$ 13,887
Tax adjustments from non-cash and discrete items	(5,049)	(26,351)	1,821
Gain on recovery from auction rate securities	(460)	-	(191)
Equity-based compensation	5,565	6,689	4,385
Amortization of purchased intangibles	3,777	4,026	5,561
Non-GAAP net income	$ 20,817	$ 22,088	$ 25,463

GAAP weighted average shares - diluted	132,445	132,823	132,626
Non-GAAP adjustment	5,273	5,090	4,409
Non-GAAP weighted average shares - diluted	137,718	137,913	137,035

Non-GAAP earnings per diluted share:
GAAP earnings per diluted share	$ 0.13	$ 0.28	$ 0.10
Excluded items per share impact	0.02	(0.12)	0.09
Non-GAAP earnings per diluted share	$ 0.15	$ 0.16	$ 0.19

Equity-based compensation expense by classification:
Cost of revenue ("COS")	$ 304	$ 436	$ 294
Research and development	$ 2,390	$ 2,658	$ 1,967
Selling, general and administrative	$ 2,871	$ 3,595	$ 2,124